EXHIBIT 24.1


                        POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, Daniel J. Reuss and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Inter-Regional Financial Group, Inc. (the "Company") relating to the Company's Long Term Incentive Compensation Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature                        Title         Date
---------                        -----         ----

Susan S. Boren                   Director      March 14, 1995
-------------------------------
Susan S. Boren

F. Gregory Fitz-Gerald           Director      March 14, 1995
-------------------------------
F. Gregory Fitz-Gerald

Richard D. McFarland             Chairman &    March 14, 1995
-------------------------------    Director
Richard D. McFarland

Lawrence Perlman                 Director      March 14, 1995
-------------------------------
Lawrence Perlman

C.A. Rundell, Jr.                Director      March 14, 1995
-------------------------------
C.A. Rundell, Jr.

Robert L. Ryan                   Director    March 14, 1995
-------------------------------
Robert L. Ryan

Arthur R. Schulze, Jr.           Director    March 14, 1995
-------------------------------
Arthur R. Schulze, Jr.

David A. Smith                   Director    March 14, 1995
-------------------------------
David A. Smith

Irving Weiser                    President,   March 14, 1995
-------------------------------    Chief Executive
Irving Weiser                      Officer and
                                   Director

Daniel J. Reuss                  Senior Vice  March 14, 1995
-------------------------------    President,
Daniel J. Reuss                    Corporate
                                   Controller,
                                   Treasurer & acting
                                   Chief Financial Officer
                                   (Principal Financial &
                                   Accounting Officer)